Exhibit 99.a

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company: VERSUS GLOBAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of August A.D. 2011.

By:	/s/ William Fuhs
Authorized Person(s)

Name:	William Fuhs
Print or Type